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                                                                     Exhibit 5.1

                       [Letterhead of Goodwin Procter LLP]


April 25, 2003


Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Re:  PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

In accordance with Item 601(b)(5) of Regulation S-K, we are furnishing this opinion to you in our capacity as counsel to Inverness Medical Innovations, Inc. (the "Company") in connection with the preparation of an amendment to a registration statement on Form S-4 (the "Amended Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Amended Registration Statement relates to up to 1,900,663 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to be issued to the shareholders of Ostex International, Inc. ("Ostex") in connection with the merger of Geras Acquisition Corp. ("Geras"), a Washington corporation and wholly owned subsidiary of the Company, with and into Ostex. We understand the Shares are to be offered and sold in the manner described in the Amended Registration Statement.

As counsel for the Company, we have examined copies of the following documents: (i) the Amended Registration Statement and the exhibits thereto;
(ii) the Agreement and Plan of Merger, dated as of September 6, 2002, by and among the Company, Geras and Ostex (the "Agreement"); (iii) the Amendment to Agreement and Plan of Merger, dated as of February 18, 2003, by and among the Company, Geras and Ostex (the "Amendment"); (iv) the Company's Certificate of Incorporation and By-laws, each as amended to date and presently in effect;
(v) such records of the corporate proceedings of the Company as we deemed material; and (vi) such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the federal laws of the United States of America, The Commonwealth of Massachusetts and the Delaware General Corporation Law

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Inverness Medical Innovations, Inc.
April 25, 2003
Page 2


(which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution).

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Amended Registration Statement relating to the Shares is declared effective under the Securities Act and the Shares have been issued in exchange for the shares of common stock of Ostex as contemplated in the Agreement, as amended by the Amendment, the Shares will be validly issued, fully paid and non-assessable by the Company.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May 1998).

The opinions expressed herein are being furnished to you solely for your benefit in connection with the Registration Statement and may not be used or relied upon by you for any other purpose. This opinion is given as of the date first set forth above, and we assume no obligation to update this opinion after such date. We hereby consent to the inclusion of this opinion as an exhibit to the Amended Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Company's proxy statement/prospectus which is part of the Amended Registration Statement.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP